Exhibit 5

                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

                                  June 14, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      The Hain Food Group, Inc.
                           Registration Statement on Form S-3
                           File No. 333-77137

Ladies and Gentlemen:

     We have acted as special counsel to The Hain Food Group, Inc. (the "Company") in connection with the preparation of the Company's registration statement on Form S-3 (File No. 333-77137)(the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the sale by certain selling stockholders listed therein of up to 991,736 shares (the "Note Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), which are reserved for issuance upon the conversion of the Company's 7% Subordinated Convertible Notes due 2004 (the "Convertible Notes") issued by the Company on May 18, 1999 in connection with the acquisition by the Company of Natural Nutrition Group, Inc. and its subsidiaries.

     In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based on the foregoing, and subject to the effectiveness of the Registration Statement under the Securities Act, we advise you that in our opinion, upon conversion of the Convertible Notes, the Note Shares will be legally issued, fully paid and nonassessable.

     We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the use of our firm's name under the caption "Legal Matters" and to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                     Very truly yours,

                                     /s/ Cahill Gordon & Reindel


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